EXHIBIT 99.1

A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At The Company -	- At ALPHA IR -
Scott F. Stephens	Analyst Contact:
Vice President - Finance & CFO	Monica Gupta
(847) 349-2577	(312) 445-2870
Email: sstephens@amcastle.com	Email: monica.gupta@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 25, 2014

A. M. CASTLE & CO. REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS
ANNOUNCES RECORD DATE AND ANNUAL SHAREHOLDER MEETING DATE

OAK BROOK, IL, FEBRUARY 25th – A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the fourth quarter and full year ended December 31, 2013.

Consolidated net sales were $233.2 million for the fourth quarter of 2013, compared to $274.0 million in the fourth quarter of 2012.  Reported net loss for the quarter was $12.6 million, or a loss of $0.54 per diluted share, compared to a net loss of $5.6 million, or $0.24 per diluted share, in the prior year quarter.  The Company’s EBITDA was $0.3 million, or 0.1% of net sales, in the fourth quarter of 2013, compared to $8.8 million, or 3.2% of net sales, in the fourth quarter of 2012. Fourth quarter 2013 adjusted non-GAAP net loss was $13.5 million compared to $5.4 million in the fourth quarter of 2012, and adjusted EBITDA for the fourth quarter of 2013 was $0.4 million compared to $9.1 million in the fourth quarter of 2012. Net cash generated from operations was $8.7 million during the fourth quarter of 2013, primarily driven by inventory improvement.

"The fourth quarter experienced some fairly typical seasonal trends and a continuation of the industry pressures that have followed the Company throughout 2013. Consistent with previous economic cycles, the Company believes that its specialty focus and business practices have exaggerated sales trends in these softer markets. However, we are proud of the work we continue to do to transform A. M. Castle. Long-term, we believe that our strategic initiatives, including a more dynamic and localized pricing management process, will better position the Company to navigate and prosper through the various cycles this industry faces. We have reduced operating costs by executing our restructuring plan, commenced our commercial initiatives and identified additional facilities to be consolidated as part of our continuous improvement plan to reduce costs and improve performance. In addition, last year we reduced inventories by $98 million on a replacement cost basis and purchased $15 million of our Senior Secured Notes on the open market with available cash," said Scott Dolan, CEO of A. M. Castle & Co. "The Company experienced lower sales trends in 2013 compared to 2012, most significantly in oil and gas and certain industrial markets. While overall market conditions remained weak throughout most of 2013, we believe that our targeted end markets will improve throughout 2014."

The Metals segment fourth quarter 2013 net sales of $200.5 million were 17.3% lower than the fourth quarter of last year, primarily due to a 13.0% volume decline compared to the fourth quarter of 2012. In the Plastics segment, fourth quarter 2013 net sales of $32.8 million were $1.0 million, or 3.3% higher than the fourth quarter of 2012.

Gross material margins were 26.4% in the fourth quarter 2013, compared to 25.3% in the fourth quarter of 2012. Reported gross material margins included LIFO income of $3.9 million for the fourth quarter 2013 and $0.6 million in the same quarter last year.

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For the year ended December 31, 2013, consolidated net sales were $1,053.1 million, compared to 2012 net sales of $1,270.4 million. Net loss for the year ended December 31, 2013 was $34.0 million including $10.2 million of restructuring charges, or a loss of $1.46 per diluted share, compared to a net loss of $9.7 million, or a loss of $0.42 per diluted share, in 2012. The Company’s EBITDA was $15.6 million, or 1.5% of net sales, for the year ended December 31, 2013, compared to $74.2 million, or 5.8% of net sales, in 2012. For the year ended December 31, 2013, adjusted non-GAAP net loss was $28.1 million compared to adjusted non-GAAP net income of $6.3 million in 2012, and adjusted EBITDA was $26.2 million compared to $74.9 million in 2012.

For the year ended December 31, 2013, Metals segment net sales of $918.3 million were 19.7% lower than 2012. Volumes decreased 17.9% from 2012 due to weak demand from various end markets. Plastics segment sales of $134.8 million were $8.3 million, or 6.6%, higher than 2012, reflecting stronger demand from the automotive, life science and marine sectors.

Gross material margins were 26.0% for the year ended December 31, 2013, compared to 27.0% in 2012. Reported gross material margins included LIFO income of $8.6 million for the year ended December 31, 2013 compared to a LIFO charge of $1.1 million in 2012.

Operating expenses, including $9.0 million of pre-tax restructuring charges, were $289.6 million for the year ended December 31, 2013 compared to $303.3 million in 2012. The $9.0 million of pre-tax restructuring charges recorded during year ended December 31, 2013 related to the restructuring actions announced in January and October 2013. The Company incurred $10.2 million of total restructuring charges in 2013 with $9.0 million included in operating expenses and $1.2 million of inventory write offs included in cost of materials.

Net cash generated from operations was $74.4 million for the year ended December 31, 2013. The cash and cash equivalents balance at December 31, 2013 was $30.8 million compared to $21.6 million at December 31, 2012. The Company had no cash borrowings under its revolving credit facilities at December 31, 2013 compared to $40.0 million at December 31, 2012. The Company’s net debt-to-capital ratio improved to 38.7% at December 31, 2013 from 43.4% at December 31, 2012.  Total debt outstanding, net of unamortized discount, was $246.0 million at December 31, 2013 and $297.1 million at December 31, 2012. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Dolan concluded, “We enter 2014 with cautious optimism as key market indicators improved in the second half of 2013, but the economic climate still remains uncertain. As we enter the second half of the year, we expect to see our commercial improvement strategies begin to take hold. These commercial efforts include new leadership, new empowerment, and new accountability, all of which should bring us closer to our customers and help us gain market share in the future. We expect our commercial initiatives to increase revenue with minimal increase in costs. If our targeted end markets improve in 2014 as anticipated, and we successfully implement our commercial revenue growth initiatives, we believe our operating expense to sales ratio would approximate 22% as we exit 2014. Lastly, we expect to further evolve our continuous improvement culture to identify new cost and productivity enhancements, including the previously announced facility consolidations and new warehouse and transportation improvements."

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the fourth quarter and year ended December 31, 2013 and discuss business conditions and outlook.  The call can be accessed via the internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx or by calling (888) 517-2513 or (847) 619-6533 and citing code 7181 374#.  A supplemental presentation accompanying the webcast can also be accessed at the link provided at the investor relations page of the Company's website.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.  A replay of the conference call will also be available by calling (888) 843-7419 or (630) 652-3042 and citing code 7181 374#.

Annual Meeting Date, Time and Location
A. M. Castle & Co. will hold its annual meeting of shareholders on April 24, 2014 at 10:00 a.m. Central Time. The meeting will be held at the Company headquarters in Oak Brook, Illinois. Holders of common shares of record at the close of business on March 3, 2014 are entitled to notice of and to vote at the annual meeting.

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About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of 46 service centers located throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended		For the Year Ended
(Dollars in thousands, except per share data)
Unaudited	December 31,		December 31,
	2013	2012	2013		2012
Net sales	$233,229	$274,021	$1,053,066		$1,270,368
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	171,558	204,624	779,208		927,287
Warehouse, processing and delivery expense	34,722	34,362	140,934		148,256
Sales, general, and administrative expense	27,977	26,925	113,405		129,162
Restructuring charges	300	—	9,003		—
Depreciation and amortization expense	6,584	6,517	26,188		25,867
Operating (loss) income	(7,912)	1,593	(15,672)		39,796
Interest expense, net	(10,087)	(10,653)	(40,542)		(41,090)
Interest expense - unrealized loss on debt conversion option	—	—	—		(15,597)
Loss on extinguishment of debt	(2,606)	—	(2,606)	—	—
Other (expense) income	(536)	(463)	(1,924)		1,349
Loss before income taxes and equity in earnings of joint venture	(21,141)	(9,523)	(60,744)		(15,542)
Income taxes	6,340	2,755	19,795		(1,430)
Loss before equity in earnings of joint venture	(14,801)	(6,768)	(40,949)		(16,972)
Equity in earnings of joint venture	2,171	1,125	6,987		7,224
Net loss	$(12,630)	$(5,643)	$(33,962)		$(9,748)
Basic loss per share	$(0.54)	$(0.24)	$(1.46)		$(0.42)
Diluted loss per share	$(0.54)	$(0.24)	$(1.46)		$(0.42)
EBITDA *	$307	$8,772	$15,579		$74,236

*Earnings before interest, taxes, and depreciation and amortization. See reconciliation to net (loss) income below.

Reconciliation of EBITDA and of adjusted EBITDA to net loss:	For the Three Months Ended		For the Year Ended

(Dollars in thousands)	December 31,		December 31,
Unaudited	2013	2012	2013		2012
Net loss	$(12,630)	$(5,643)	$(33,962)		$(9,748)
Depreciation and amortization expense	6,584	6,517	26,188		25,867
Interest expense, net	10,087	10,653	40,542		41,090
Interest expense - unrealized loss on debt conversion option	—	—	—		15,597
Loss on extinguishment of debt	2,606	—	2,606		—
Income taxes	(6,340)	(2,755)	(19,795)		1,430
EBITDA	307	8,772	15,579		74,236
Non-GAAP net (loss) income adjustments (a)	92	355	10,597		713
Adjusted EBITDA	$399	$9,127	$26,176		$74,949

(a) Non-GAAP net loss adjustments relate to restructuring charges for the 2013 periods, CEO transition costs for the year ended December 31, 2012 and unrealized losses for commodity hedges for all periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net (Loss) Income table below.

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	December 31,	December 31,
Unaudited	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$30,829	$21,607
Accounts receivable, less allowances of $3,463 and $3,529	128,544	138,311
Inventories, principally on last-in first-out basis (replacement cost higher by $130,854 and $139,940)	214,900	303,772
Prepaid expenses and other current assets	9,927	11,369
Deferred income taxes	3,242	3,723
Income tax receivable	3,249	7,596
Total current assets	390,691	486,378
Investment in joint venture	41,879	38,854
Goodwill	69,289	70,300
Intangible assets	69,489	82,477
Prepaid pension cost	16,515	12,891
Other assets	15,265	18,266
Property, plant and equipment
Land	4,917	5,195
Building	53,252	52,884
Machinery and equipment	179,632	178,664
Property, plant and equipment, at cost	237,801	236,743
Less - accumulated depreciation	(161,107)	(157,103)
Property, plant and equipment, net	76,694	79,640
Total assets	$679,822	$788,806
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$69,577	$67,990
Accrued payroll and employee benefits	9,853	11,749
Accrued liabilities	20,154	24,815
Income taxes payable	1,360	1,563
Current portion of long-term debt	397	415
Short-term debt	—	500
Total current liabilities	101,341	107,032
Long-term debt, less current portion	245,599	296,154
Deferred income taxes	10,733	32,350
Other non-current liabilities	5,646	5,279
Pension and post retirement benefit obligations	6,609	10,651
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at December 31, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,471 shares issued and 23,409 outstanding at December 31, 2013 and 23,211 shares issued and 23,152 outstanding at December 31, 2012	234	232
Additional paid-in capital	223,893	219,619
Retained earnings	105,277	139,239
Accumulated other comprehensive loss	(18,743)	(21,071)
Treasury stock, at cost—62 shares at December 31, 2013 and 59 shares at December 31, 2012	(767)	(679)
Total stockholders' equity	309,894	337,340
Total liabilities and stockholders' equity	$679,822	$788,806

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CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Year Ended
(Dollars in thousands)	December 31,
Unaudited	2013	2012
Operating activities:
Net loss	$(33,962)	$(9,748)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	26,188	25,867
Amortization of deferred gain	(1,214)	(1,619)
Amortization of deferred financing costs and debt discount	7,914	6,232
Loss on sale of fixed assets	42	354
Unrealized loss on debt conversion option	—	15,597
Unrealized losses on commodity hedges	358	163
Equity in earnings of joint venture	(6,987)	(7,224)
Dividends from joint venture	3,963	4,729
Deferred tax benefit	(24,089)	(1,284)
Share-based compensation expense	3,062	2,277
Excess tax benefits from share-based payment arrangements	(420)	(90)
Increase (decrease) from changes in:
Accounts receivable	9,279	44,570
Inventories	87,316	(29,340)
Prepaid expenses and other current assets	1,402	(2,397)
Other assets	1,470	(480)
Prepaid pension costs	3,953	(2,863)
Accounts payable	(434)	(42,560)
Accrued payroll and employee benefits	(1,892)	(2,974)
Income taxes payable and receivable	4,388	454
Accrued liabilities	(2,854)	4,514
Postretirement benefit obligations and other liabilities	(3,098)	1,173
Net cash from operating activities	74,385	5,351
Investing activities:
Acquisition/Investment of businesses, net of cash acquired	—	(6,472)
Capital expenditures	(11,604)	(11,121)
Other investing activities, net	794	153
Net cash used in investing activities	(10,810)	(17,440)
Financing activities:
Short-term repayments, net	(496)	(27)
Proceeds from long-term debt	115,300	767,090
Repayments of long-term debt	(170,345)	(762,887)
Payment of debt issue costs	—	(1,503)
Exercise of stock options	1,216	146
Excess tax benefits from share-based payment arrangements	420	90
Net cash (used in) from financing activities	(53,905)	2,909
Effect of exchange rate changes on cash and cash equivalents	(448)	263
Net change in cash and cash equivalents	9,222	(8,917)
Cash and cash equivalents—beginning of year	21,607	30,524
Cash and cash equivalents—end of year	$30,829	$21,607

EX-6-

Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net Loss:	For the Three Months Ended		For the Year Ended
(Dollars in thousands, except per share data)
Unaudited	December 31,		December 31,
	2013	2012	2013	2012
Net loss, as reported	$(12,630)	$(5,643)	$(33,962)	$(9,748)
Restructuring charges (a)	300	—	10,239	—
Interest expense - unrealized loss on debt conversion option	—	—	—	15,597
CEO transition costs, net	—	—	—	550
Unrealized (gains) losses on commodity hedges	(208)	355	358	163
Tax effect of adjustments	(937)	(136)	(4,709)	(273)
Adjusted non-GAAP net (loss) income	$(13,475)	$(5,424)	$(28,074)	$6,289
Adjusted non-GAAP basic (loss) income per share	$(0.58)	$(0.24)	$(1.21)	$0.27
Adjusted non-GAAP diluted (loss) income per share	$(0.58)	$(0.24)	$(1.21)	$0.26
(a) Restructuring charges include costs associated with the write-off of inventory included in cost of materials and costs recorded to the restructuring charges line item within the condensed consolidated statements of operations.

TOTAL DEBT	As of
(Dollars in thousands)	December 31,	December 31,
Unaudited	2013	2012
SHORT-TERM DEBT
Foreign	$—	$500
Total short-term debt	—	500
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	210,000	225,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 15, 2015	—	39,500
Other, primarily capital leases	998	1,400
Total long-term debt	268,498	323,400
Less: unamortized discount	(22,502)	(26,831)
Less: current portion	(397)	(415)
Total long-term portion	245,599	296,154
TOTAL DEBT	$245,996	$297,069

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Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	December 31,	December 31,
Unaudited	2013	2012
Total Debt	$245,996	$297,069
Less: Cash and Cash Equivalents	(30,829)	(21,607)
NET DEBT	$215,167	$275,462

Stockholders' Equity	$309,894	$337,340
Total Debt	245,996	297,069
CAPITAL	$555,890	$634,409

NET DEBT-TO-CAPITAL	38.7%	43.4%

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